Pangaea Logistics Announces Order of Two More High Ice Class Ships and Long-Term Financing

Newport, R.I., October 1, 2019 - - Pangaea Logistics Solutions Ltd. (“Pangaea” or the “Company”) (NASDAQ: PANL), a global provider of comprehensive maritime logistics solutions, announced today it has expanded its order for high ice class post-panamax dry bulk 95,000 dwt. vessels at Guangzhou Shipyard International (GSI) from two to four vessels. The four ships, two for delivery in April and May 2021 and two for delivery in November 2021, will be used to service Pangaea’s Arctic customer base. The two added ships, also designed with Ice Class 1A specifications, will cost $37.7 million each.

The Company also announced a series of committed transactions to finance the ships through a $129.2 million bareboat charter structure. On delivery, each of the ships will be sold to subsidiaries of CSSC Shipping Company Limited, a leading ship leasing company listed on the Hong Kong Exchange. The ships will be bareboat chartered for 15 years to entities that are controlled by a new joint venture company formed between Pangaea and Hudson Structured Capital Management Ltd., a Stamford, Connecticut based asset manager focused on alternative investments. Pangaea’s Nordic Bulk Carriers has signed a ten year contract with a major customer to utilize its ice-class fleet, including the four post-panamaxes, in the Arctic shipping season and will operate the new ships alongside its existing ice class fleet of ten ships.

“We are solidifying an important niche in our business portfolio by building four ships at GSI to meet our customers’ cargo needs”, said Ed Coll, Pangaea’s Chief Executive Officer. “We warmly welcome our new partners helping us expand our fleet. We are making excellent progress with GSI on completion of design and specifications on the two vessels ordered earlier this year, giving us confidence to order two more vessels to be built there. CSSC Shipping offered an attractive bareboat charter structure that demonstrates Pangaea’s ability to attract long term financial commitment. Hudson Structured joins us in a unique partnership because they share our vision for growth in niche trades and in our responsibility to utilize the best available assets in our businesses,” added Mr. Coll.

“Hudson Structured is excited to be partnering with Pangaea, a world leader in dry bulk logistics and transportation. We are proud to support the company’s growth in high Arctic trades by helping to build these custom-designed vessels, which will provide efficient and responsible service to their customers.” said Jason Braunstein, Managing Director and Head of Maritime Investments at Hudson Structured Capital Management Ltd.

About Pangaea Logistics Solutions Ltd.

Pangaea Logistics Solutions Ltd. provides logistics services to a broad base of industrial customers who require the transportation of a wide variety of dry bulk cargoes, including grains, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite, and limestone. The Company addresses the transportation needs of its customers with a comprehensive set of services and activities, including cargo loading, cargo discharge, vessel chartering, and voyage planning. Learn more at www.pangaeals.com.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts

Investor Relations
Sean Silva	Tom Rozycki
Prosek Partners	Prosek Partners
646-818-9122	646-818-9208
ssilva@prosek.com	trozycki@prosek.com

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